AquaBounty Technologies, Inc. Announces Closing of
Public Offering of Common Stock
MAYNARD, MASS. - March 21, 2019 - AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (Nasdaq: XON), today announces the closing of its previously announced underwritten public offering of 3,345,282 shares of common stock of the Company at a public offering price of $2.25 per share. AquaBounty has also granted the underwriters a 45-day option to purchase up to an additional 501,792 shares of its common stock at the public offering price per share, less underwriting discounts and commissions. The gross proceeds to AquaBounty from the offering are approximately $7.5 million, before deducting underwriting discounts and commissions and offering expenses.
H.C. Wainwright & Co. acted as the sole book-running manager for this offering.
National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (Nasdaq: NHLD), acted as co-manager for the offering.
The Company intends to use the net proceeds of this offering for working capital costs associated with growing its first batches of fish at its Indiana and Rollo Bay farm sites and for other general corporate purposes.
A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on April 27, 2018. A final prospectus supplement describing the terms of the offering was filed with the SEC on March 20, 2019, and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.
This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About AquaBounty
AquaBounty Technologies, Inc. is a publicly traded aquaculture company focused on improving productivity and sustainability in commercial aquaculture. The Company’s objective is the application of biotechnology to ensure the availability of high-quality seafood to meet global consumer demand-addressing critical production constraints in the most popular farmed species, including salmon, trout, and tilapia.
The Company’s AquAdvantage fish program is based upon a single, specific molecular modification in fish that results in more rapid growth in early development. With aquaculture facilities located in Prince Edward Island, Canada, and Indiana, USA, AquaBounty is raising its disease-free, antibiotic-free salmon in land-based recirculating aquaculture systems, offering a reduced carbon footprint and no risk of pollution of marine ecosystems as compared to traditional sea-cage farming.
More information about AquaBounty is available at www.aquabounty.com.
Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty, including but not limited to statements with respect to the use of proceeds of the underwritten offering of common stock and the potential for harvests of the Company’s fish. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not AquaBounty will be able to raise additional capital; market and other conditions; AquaBounty’s business and financial condition; and the impact of general economic, industry, or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.
Contact
AquaBounty Technologies, Inc.
Dave Conley, Director of Communications
+1 613 294 3078